UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, Dycom Industries, Inc. (the “Company”) announced the appointment of Ms. Carmen M. Sabater to its Board of Directors (the “Board”). Ms. Sabater is a Certified Public Accountant and currently serves as the Chief Financial Officer of Quirch Foods Parent, LLC (“Quirch”), a national food distribution company with a portfolio of owned brands. She has served in that role since February 2002 and has led Quirch's integration strategy and also has experience with both human capital and technology functions. Prior to that, Ms. Sabater was the Controller of MasTec, Inc. from 1994 to 2000 and was then appointed as its Chief Financial Officer, serving in that role until January 2002. Ms. Sabater was previously at Deloitte & Touche, LLP, as an auditor and then as a Senior Manager from 1985 to 1994. She also currently serves as the Secretary of the United Way of Miami and serves as Treasurer and chairs the Finance Committee for The Public Health Trust for Jackson Health System in Miami Dade, Florida. Ms. Sabater has a multicultural business background and is fluent in Spanish. In connection with Ms. Sabater’s appointment, the Company’s Board of Directors approved a resolution to increase the number of board members from eight to nine. The appointment, effective March 28, 2022, is for a term extending until the Company’s 2022 Annual Meeting of Shareholders. The Board of Directors has not yet appointed Ms. Sabater to any committees of the Board of Directors.

Ms. Sabater’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 15, 2021.

Ms. Sabater is not a party to any arrangement or understanding regarding her appointment as an officer and does not have any family relationship with any of the Company’s executive officers or directors. Ms. Sabater is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 29, 2022

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary